Morgan Stanley Convertible Securities Trust
                     Item 77(o) 10f-3 Transactions
                   October 1, 2002 - March 31, 2003


Secur  Date    Price   Share %of    Total       Purch Broker
ity    of      Of      s     Asset  Issued      ased
       Purcha  Share   Purch s                  By
       se      s       ased                     Fund

Bunge  11/21/  $100.   1,000 0.045  $250,000,0  0.40% Salomon
       02      00            %      00                Smith
                                                      Barney; BNP
                                                      Paribas
                                                      Group;
                                                      Credit
                                                      Suisse First
                                                      Boston
                                                      Corp.; HSBC
                                                      Securities;
                                                      ING; J.P.
                                                      Morgan
                                                      Securities;
                                                      Societe
                                                      Generale

Gener  10/28/  $67.1   2,300 0.070  $2,233,305  1.143 Banc of
al     02      7             %      ,000        %     America
Mills                                                 Securities
                                                      LLC

Pacif  11/18/  $100.   1,000 0.045  $135,000,0  0.741 Goldman
icare  02      00            %      00          %     Sachs & Co.
Healt
h
Phoen  11/07/  $38.1   15,00 0.258  $138,017,2  0.414 Banc of
ix     02      0       0     %      50          %     America
                                                      Securities
                                                      LLC; Merrill
                                                      Lynch & Co.;
                                                      JPMorgan;
                                                      SunTrust
                                                      Robinson
                                                      Humphrey;
                                                      Wachovia
                                                      Securities

Wellc  11/07/  $25.0   5,200 1.325  $417,369,5  0.031 Credit
hoice  02      0             %      75          %     Suisse First
Inc.                                                  Boston; UBS
                                                      Warburg;
                                                      Bear,
                                                      Stearns &
                                                      Co. Inc.;
                                                      Goldman,
                                                      Sachs & Co.;
                                                      JPMorgan;
                                                      Salomon
                                                      Smith
                                                      Barney;
                                                      Blaylock &
                                                      Partners,
                                                      L.P.; The
                                                      Williams
                                                      Capital
                                                      Group, L.P.

Harri  08/02/  $100.   1,500 0.071  $150,000,0  1.00% Salomon
s      02      00            %      00                Smith
Corp.                                                 Barney;
                                                      Wachovia
                                                      Securities;
                                                      SunTrust
                                                      Robinson
                                                      Humphrey

Publi  09/05/  $50.0   20,00 0.473  $460,000,0  0.217 Merrill
c      02      0       0     %      00          %     Lynch & Co.;
Servi                                                 Banc of
ce                                                    America
Enter                                                 Securities
prise                                                 LLC; Credit
                                                      Suisse First
                                                      Boston;
                                                      Deutsche
                                                      Bank
                                                      Securities;
                                                      JPMorgan;
                                                      Lehman
                                                      Brothers;
                                                      UBS Warburg

Chesa  02/27/  $50.0   10,00 0.220  $200,000,0  0.250 Credit
peake  03      0       0     %      00          %     Suisse First
Energ                                                 Boston
y                                                     Corp.;
                                                      Salomon
                                                      Smith
                                                      Barney;
                                                      Bear,
                                                      Stearns &
                                                      Co. Inc.

Tyco   01/07/  $100.   6,000 0.263  $4,500,000  0.133 Banc of
Intl   03      00            %      ,000        %     America
Group                                                 Securities
SA                                                    LLC; Credit
                                                      Suisse First
                                                      Boston Corp;
                                                      Goldman
                                                      Sachs & Co.;
                                                      JP Morgan
                                                      Securities;
                                                      Salomon
                                                      Smith Barney

Watso  03/04/  $100.   2,500 0.110  $575,000,0  0.435 Lehman
n      03      00            %      00          %     Brothers
                                                      Intl
                                                      (Europe)